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                                                                     Exhibit 5.1


                 GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                        101 East 52nd Street, 9th floor
                            New York, New York 10022
                                 (212) 752-9700
                            (212) 980-5192 facsimile


                                                                October 10, 2003

m-Wise, Inc.
10 Hasadnaot Street
Herzeliya Pituach, Israel 46728

                       Re:  Registration Statement on Form SB-2

Ladies and Gentlemen:

            As counsel to m-Wise, Inc., a Delaware corporation (the "Company"), we have reviewed the form of that certain Registration Statement on Form SB-2 (Registration No. 333-106160) to be filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Act"), relating to the registration of 8,595,632 shares of the Company's $.01 par value common stock owned by the selling security holders ("Registration Statement") ("Shares"). As counsel to the Company, we have relied solely upon representations and warranties provided by officers and other representatives of the Company for purposes of this opinion. Based upon such representations and warranties, we are of the opinion that the Shares, when sold, will be legally issued, fully paid and non-assessable shares of the common stock of the Company.

            We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

            This opinion relates only to matters of Delaware corporate law. We express no opinion as to compliance with the laws in any other jurisdiction and the effect, if any, which non-compliance with such laws might have. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth herein.

            We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement on Form SB-2 filed by the Company.

            The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be distributed regarding compliance with the securities laws of such jurisdiction.


Sincerely,

/s/ Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
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Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP